                                                                   EXHIBIT 10.38

Sales Agreement                                                           Page 1

                                 SALES AGREEMENT

                                                            DATE: APRIL 30, 2004

This Sales Agreement, hereinafter, called "Agreement", made by and between redEnvelope with offices at 201 Spear Street, Suite 300, San Francisco, California 94105, hereinafter called "Purchaser", and Vargo Material Handling, Inc. with offices at 3709 Parkway Lane, Hilliard, OH 43026, hereinafter called "Supplier", constitutes Agreement of the parties as follows:

A:    PURCHASE AND SALE; DELIVERY AND INSTALLATION

      1. Supplier agrees to sell to Purchaser and Purchaser agrees to purchase from Supplier, the equipment and any services described in the Sedlak Request for Proposal dated February 18, 2004 (See Exhibit
            1) with supplier exceptions and additions as agreed to and listed in
            Exhibit 2, for the price set forth in Supplier's Proposal 4104-001 and subsequent correspondence as summarized below:

            Equipment and System Engineering              [ * ]
            Freight (Prepaid)                             [ * ]
            Unloading                                     [ * ]
            Permits and Bonds                             [ * ]
            Installation (Non-Union)                      [ * ]
            ----------------------------------------------------------
            SUBTOTAL                                      [ * ]
            Alternate # 1                                 [ * ]
            Alternate # 8                                 [ * ]
            Alternate #10                                 [ * ]
            Alternate #11                                 [ * ]
            Alternate #13                                 [ * ]
            Alternate #14                                 [ * ]
            Alternate #15                                 [ * ]
            ----------------------------------------------------------
            GRAND TOTAL                                   [ * ]

            To the extent Exhibits 1 and 2 contain terms inconsistent with this Agreement, the terms of this Agreement shall prevail.

      2.    Terms of Payment
            The initial payment of 10% [ * ] shall be paid upon Sedlak's review of engineering drawings. The final payment of 10% [ * ] shall be paid net 30 days from acceptance of system by redENVELOPE. The balance shall be paid monthly based upon equipment received and services completed.

      * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

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Sales Agreement                                                           Page 2

      3. This agreement constitutes the entire agreement between parties and no oral representation shall prevail, notwithstanding any other terms and conditions of any order submitted by Purchaser. Any changes, modifications, or additions to this Agreement are binding and enforceable only if made in writing and signed by both parties.

      4.    Correspondence between parties to be addressed as follows:

            Purchaser

            John Roberts, Senior Vice President
            redEnvelope
            201 Spear St.
            San Francisco, California 94105

            Consultant

            Ron Montgomery, Senior Consultant
            Sedlak Management Consultants, Inc.
            4020 Kinross Lakes Parkway
            Richfield, OH 44286

            Supplier

            Carlos Ysasi, Senior Project Manager
            Vargo Material Handling, Inc.
            3709 Parkway Lane
            Hilliard, OH 43026-1729

            The Installation Site is:

            Lockbourne Fulfillment Center

            redEnvelope
            4000 Creekside Parkway
            Lockbourne, OH 43137

      5. All original invoices shall be sent to Purchaser with a copy to Consultant.

      6. All matters relating to this invoice are to be coordinated through the Consultant.

      7. The overall activity schedule encompasses a period of 16 weeks beginning March 26, 2004 and ending July 16, 2004, and an installation start date of April 28, 2004.

      8.    All equipment is to be ship via truck prepaid.

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Sales Agreement                                                           Page 3

      9. One (1) duplicate copy of all released data such as acknowledgement, shipping documents, invoices, et cetera, must be submitted to Consultant, in addition to the normal standard procedures.

      10. One (1) reproducible set of installation drawings of layouts, major elevations and cross sections must be submitted to Consultant for review prior to manufacturing.

      11. It shall be Supplier's final responsibility to field check critical equipment and layout dimensions to avoid building, equipment, and merchandise handling.

      12.   Reserved.

      13. Two- (2) weeks' advance notification must be given Consultant prior to the initial shipment of equipment for confirmation of site readiness.

      14. An introductory meeting at Purchaser's offices is to take place within two (2) weeks, and will include all Suppliers with their assigned project manager(s). This will assure a smooth transition between the points of contact with each Supplier, Purchaser, and Consultant.

      15. Supplier shall advise Purchaser in advance of Supplier's contractors' and subcontractors' on-site working schedule for proper personnel clearance and working arrangements.

      16. All Supplier's work and the work of Supplier's subcontractors are to be coordinated with other equipment/building contractors.

      17. One (1) set of unfolded reproducible drawings and one (1) set of unfolded prints shall be furnished of "as built" drawings and shall include equipment layouts and elevation details. Electronic copies of said drawings shall be provided on CD.

      18. Three (3) sets of maintenance manuals including catalog information covering all purchased and/or subcontracted items supplied under this contract shall be submitted to Purchaser by Supplier. These shall also include the bills of material for all system components and a recommended spare parts list with pricing information.

      19. A kick-off meeting will be scheduled prior to the installation start date at Purchaser's offices with Supplier's Project Manager, Installation Supervisor, and Purchaser and Consultant for review of a detailed timetable of installation and interface with other subcontractors, and review of Purchaser's procedures.

      20. Supplier shall provide a final system, which is free, clean, and clear of debris. A final wipe down is required.

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

Sales Agreement                                                           Page 4

      21. Time is of the essence and adherence to the schedule noted herein is required. Should Vargo be late in delivering the system by August 1, 2004, at no fault of RedEnvelope, a penalty of 1% of the contract will be imposed per day. This penalty shall not apply to delays caused solely by vendors engaged by Vargo in connection with this agreement.

      22. Housekeeping and safety standards must be maintained as requested in the Request for Proposal.

B.    GENERAL TERMS

      1.    TAXES

            Unless otherwise indicated, the price does not include any sales, use, excise, or similar taxes, and Purchaser shall be responsible for all such taxes, whether or not invoiced by Supplier.

      2.    WARRANTY:

            a. The supplier shall warrant that the system shall be free of defects in material and workmanship and provide other customary warranties for a minimum of one year following final acceptance (completion of all above items). Supplier shall provide repair service (parts and labor) with respect to valid warranty claims at no cost or expense to Red Envelope during the warranty period.

            a. Supplier's warranty and obligation to repair, or replace, as set forth above, does not apply to (1) any equipment damaged by overloading, exposure to corrosive or abrasive substances or abnormal dampness or other misuse, neglect, or accident, unless caused by Supplier; or (2) any equipment which has been improperly installed, adjusted, operated, maintained, repaired, modified, or altered by persons other than Supplier, its employees, or subcontractors.

            b. If the equipment includes computer hardware or software, which Supplier acquires from original manufacturers, Supplier agrees to convey and transfer to Purchaser whatever interest, rights, warranties, or guarantees Supplier may obtain, if any. Supplier makes no representation nor assumes any obligation for these items other than that offered in the preceding sentence.

            c. SUPPLIER MAKES NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY EQUIPMENT, SOFTWARE, OR SERVICES SOLD UNDER THIS AGREEMENT, AND IN PARTICULAR SUPPLIER MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE EXCEPT AS PROVIDED IN THIS ARTICLE 2.

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

Sales Agreement                                                           Page 5

      3.    INSURANCE BY SUPPLIER

            Supplier will maintain insurance covering its operations as follows.

            a. Worker's Compensation Insurance as required by the state having jurisdiction over Supplier and Employer's Liability with limit of $500,000.

            b. Comprehensive General Liability Insurance with combined single limit for bodily injuries and property damage of $1,000,000 with a general umbrella policy of $5,000,000.

            c. Automotive Liability Insurance for bodily injuries, including death and property damage with a combined single limit of $1,000,000.

            Supplier shall furnish to Consultant immediately, and in triplicate, copies of insurance certificates in accordance with these requirements. A ten- (10) day prior notice clause must be approved in the event of cancellation, alteration or revision to the stipulated insurance coverage.

      4. It is the responsibility of Supplier to provide, prior to the manufacture of system components, written concurrence of its agreement that the system resulting from this turn-key installation meets all applicable safety codes with regards to the equipment components used and the resulting system, as well as to the ergonomics of conveyor related work stations and their elevations. Where Supplier does not agree, a written description of those instances where safety codes and the ergonomics of work stations and their elevations are not satisfactorily met, shall be provided with suggestions for correcting those instances.

      5.    CHANGE ORDER

            The parties may agree at any time prior to final payment of the Agreement to make additions, deletions, or other revisions by Change Order or Work Order (as defined below) without invalidating the Agreement. Supplier will perform no such change until an approved Change Order or Work Order is executed as provided below.

            a. When the price, schedule and other conditions relating to the change can be determined prior to the start of work under the change, the Purchaser will issue a document describing this change (Change Order) for execution.

            b. When the change requires immediate action and the issuance of an executed Change Order with firm price would unreasonably delay the change; Purchaser shall place its signature upon a document authorizing

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

Sales Agreement                                                           Page 6

                  Supplier to proceed with the change (Work Order). After the change under the Work Order has been completed, Supplier will calculate the firm price for the change using actual costs (including overhead and reasonable profit) current at time of performance of the work. The parties will incorporate completed Work Order(s) into a Change Order for execution.

            Unless expressly modified by a Change Order or Work Order, the provisions of the Agreement will govern all work performed under such Change Order or Work Order.

      7.    LIENS

            Supplier will protect Purchaser as to any lien asserted against Purchaser's property for work, material, or services furnished by others at Supplier's request when Purchaser makes the payments provided for in the Agreement.

      8.    RIGHTS AND REMEDIES

            If Supplier defaults in the performance of any of its obligations under the Agreement (other than it's obligations under Section B(2) hereof) and if the default continues for a period of 20 days after Purchaser shall have given Supplier written notice of the default, Purchaser shall have the right to terminate the Agreement upon written notice to Supplier.

      9.    SECURITY INTEREST AND TITLE

            a.    Reserved.

            b. Supplier hereby grants Purchaser a single site non-transferable and non-exclusive license to use all computer software manufactured and provided by Supplier under the Agreement. Title to the software and documentation, if any, provided hereunder shall at all times remain with Supplier. Purchaser agrees to use such software strictly in compliance with the terms of the agreement, and for the use(s) contemplated herein, and specifically agrees not to copy, furnish, disclose, or otherwise make said software, or any portion thereof, available to any third party.

            c. The Supplier manufactured and provided software is a proprietary trade secret of Supplier. Purchaser agrees to maintain confidentiality of Supplier software, and to restrict access to Purchaser's employees or agents directly concerned with Purchaser's licensed use of same.

            d. Refer to Section B(2)(b) for provisions of title for software, which Supplier acquires from original manufacturers.

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

Sales Agreement                                                           Page 7

      10.   DELAYS

            If Supplier's performance is delayed or prevented by Purchaser or other cause beyond the reasonable control of Supplier (such as casualty, labor trouble, governmental action, inability to obtain supplies or transportation, or any order modification by Purchaser):

            a. Purchaser agrees to pay Supplier invoices upon notification that equipment is ready for shipment in accordance with the shipping schedule and to reimburse Supplier for expenses incident to such delay including, without limitation, the cost of engineering, equipment and installation escalations; maintaining, repairing and refurbishing equipment; storage, demurrage, and pullout charges from installation site; and

            b. The time for delivery of the equipment and performance of the services will be extended accordingly, and Supplier will not be liable for any damages caused by the delay; and

            c. The stated purchase price shall be revised based upon labor wage rates and other conditions prevailing at the time of actual performance.

      11.   INFRINGEMENT

            Supplier agrees to indemnify, defend and hold Purchaser harmless from any damages that may be awarded against Purchaser in any final judgment based upon a claim that the equipment or its use infringes any copyrights, trade secrets, United States patents or other intellectual property rights, provided that Purchaser notifies Supplier in writing, within 10 days of Purchaser's knowledge of any such claim, and gives Supplier the exclusive control of the defense and settlement of any claim, including the right to make changes in the equipment (provided that such changes do not impair the functionality, performance or appearance of the equipment) to avoid any alleged infringement. Purchaser is responsible for any infringement claim arising from any modifications of the equipment by purchaser or any combining by Purchaser of the equipment with other equipment not furnished by Supplier.

      12.   ASSIGNMENT/SUBCONTRACTS

            Neither party to this Agreement may assign this Agreement without the consent of the other party, except that either party may assign any of the obligators and benefits under this Agreement in connection with the sale or transfer of all or substantially all of its assets or business.

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Sales Agreement                                                           Page 8

            Supplier reserves the right to use subcontractors in the performance of any services to be performed by Supplier. Supplier is responsible for the acts and omissions of any subcontractor so engaged.

      13.   LIMITATION OF REMEDIES/GOVERNING LAW

            The Agreement sets forth Purchaser's sole and exclusive remedies for any defect in or non-conformity of any equipment or services and for any negligent design, manufacture, or installation of the equipment, and for any breach of the Agreement by Supplier. Supplier in no event shall be liable for incidental or consequential damages (including loss of profits).

      14.   REPRESENTATIONS BY PURCHASER

            Purchaser hereby represents to Supplier hat the person executing this agreement on behalf of Purchaser has legal and corporate authority to do so, and that Supplier may rely on such execution to evidence Purchaser's agreement to be bound hereby and to perform all Purchaser's obligations hereunder.

      15.   LEGAL PROVISIONS

            This agreement shall be interpreted in accordance with the laws of the State of California, exclusive of provisions regarding choice of law.

The parties evidence their agreement with the terms contained herein by causing this Agreement to be executed by their respective officers as of the date first written above.

Approved and Executed By:

Supplier                                 Purchaser
--------------------------------------------------------------------------------
/s/ J. MICHAEL VARGO       5/18/04       /s/ JOHN ROBERTS                5/6/04
--------------------------------------------------------------------------------
Signature                  Date          Signature                       Date

PRESIDENT                                SVP TECHNOLOGY
--------------------------------------------------------------------------------
Title                                    Title

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

Sales Agreement                                                           Page 9

EXHIBITS

      Exhibit 1:        Sedlak RFP

      Exhibit 2:        Vargo Material Handling, Project Proposal.

                                            [SEDLAK MANAGEMENT CONSULTANTS LOGO]

                                                                       EXHIBIT 1

                                   redENVELOPE
                              REQUEST FOR PROPOSAL

      ISSUED DATE:                                February 18, 2004

      ITEM 1.0:                                   Material Handling Equipment
                                                  (MHE)

      PROJECT NUMBER:                             S-1808

      LOCATION:                                   Columbus, Ohio

      PROPOSAL DUE DATE:                          March 5, 2004

                                                                   [SEDLAK LOGO]

                                    CONTENTS

                                                                    MHE-PAGE
1.0   INSTRUCTIONS TO OFFERORS...................................          3

2.0   SCHEDULES..................................................          5

3.0   DRAWINGS REQUIRED..........................................          7

4.0   WORKING CONDITIONS AND WORKMANSHIP.........................         10

5.0   INSURANCE AND BOND REQUIREMENTS............................         13

6.0   SPARE PARTS, TRAINING AND MANUALS..........................         15

7.0   DRAWINGS FURNISHED.........................................         17

8.0   ACCEPTANCE, WARRANTIES AND TESTING.........................         18

9.0   SCOPE OF WORK..............................................         21

10.0  DESCRIPTION OF OPERATION...................................         26

11.0  MATERIAL TO BE HANDLED AND FLOW RATES......................         29

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORM......................         31

13.0  PRICING FORMS..............................................         40

                                                                   [SEDLAK LOGO]

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RedEnvelope
February 18, 2004

1.0   INSTRUCTIONS TO OFFERORS

      Sedlak, on behalf of our client, redENVELOPE submits the accompanying Request For Proposal and asks that this proposal be prepared in accordance with the following "Instructions to Offerors."

      1. It is the supplier's responsibility to review the proposed package conveyor system, racking and building to verify all dimensions and elevations. All dimensions and elevations shown on drawings are for the sole purpose of developing performance specifications for this system. It is the equipment supplier's responsibility to verify the proposed system will meet or exceed the system's performance requirements while complying with American Disability Act, all local, state, national, safety or OSHA codes.

      2. Offerors are to submit specifications, and drawings when applicable, outlining the proposed equipment in sufficient detail to permit a thorough evaluation of their proposal.

      3. Exceptions to specifications are to be shown separately and with alternate pricing.

      4. Alternates to specified equipment, or components, are to be shown separately and with alternate pricing.

      5. Drawings and specifications for this proposal request are to be used in conjunction with each other, and that which is shown in one and not mentioned in the other, or vice versa, shall be interpreted as though mentioned in both. Scaling of drawings shall not be a means of determining dimensions. Should the drawings or specifications be contradictory in any particular, or should there be any doubt to the meaning of either, offeror shall refer the matter to redENVELOPE whose decision thereon shall rule.

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RedEnvelope
February 18, 2004

       6. Proposals are to be received at the offices of Sedlak no later than 12:00 noon on Friday, March 5, 2002.

       7. Proposals are to consist of an original and two (2) copies. Include three (3) copies of any drawings, literature, brochures or illustrations that may be helpful in describing the proposed equipment.

       8. All blank spaces in Sections 12 and 13 shall be totally completed. Where required, amounts shall be written in words as well as figures. Oral telephone proposals, modifications or notifications will not be considered or recognized.

       9. Proposals will not be opened publicly, but will be opened as soon as feasible after the due date.

      10. All offerors may be requested to make a formal presentation of their proposals.

      11. All requests for proposal materials shall be returned in the event of an unsuccessful proposal or a decline to quote.

      12. The offeror shall include the cost of securing any permits that may be required.

      13.   Inquires are to be directed to:

               Sedlak
               4020 Kinross Lakes Parkway
               Richfield, Ohio 44286
               Attn: Ron Montgomery              or      Dave Teeple
               Senior Consultant                         Project Manager
               rmontgomery@jasedlak.com                  dteeple@jasedlak.com
               Phone:(330) 908-2225                      330-908-2352
               Fax:  (330) 908-2160                      330-908-2166

RedEnvelope
February 18, 2004

2.0   SCHEDULES

      1.    Activity schedule:

            A.    Bid due: March 5, 2004.

            B.    Contract to be issued on or about: March 12, 2004.

            C. Delivery, de-installation and installation start-up to be during week of May 10, 2004.

            D. Installation, including adjusting, final alignment and punch list correction of all equipment shall be completed by July 20, 2004.

      2. The supplier shall protect the purchaser in relation to start-up scheduling by prompt attention to matters affecting start-up, such as damaged and/or defective components. On receipt of acknowledgments from sub-suppliers of purchased items, supplier shall submit to the purchaser or their representative the schedule of material and equipment deliveries to the site. The supplier and sub-suppliers shall allocate sufficient resources to meet the contemplated schedules with adequate margin for the unforeseen.

      3.    Implementation plan shall consist of the following steps:

      4.    Schedule of payment will be as follows:

            A progressive milestone payment schedule shall be presented in the proposal. These milestones shall show monies due at the following milestones:

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RedEnvelope
February 18, 2004

            A.    All Drawings Approved

            B.    Equipment Delivery (Monthly as applicable)

            C.    Installation Labor (Monthly as applicable)

            D.    System Acceptance

            Purchaser (owner) shall pay invoices as per the following:

            A. 10% in receipt of each invoice will be deducted and held as retainage.

            B. 90% in receipt of each invoice will be paid by Purchaser within 30 days following the receipt of invoice.

            The total retainage shall become due and payable as described in "Acceptance, Warranties and Testing" section.

3.0   DRAWINGS REQUIRED

      1. The supplier shall provide the purchaser and Sedlak all engineering and installation drawings required for the installation of the system along with any additional drawings required.

      2. The supplier must notify Sedlak of any discrepancies between the Sedlak drawings and the drawings by the supplier.

      3. The supplier's engineering and installation drawings shall be reviewed prior to manufacture and installation of equipment. One (1) set of reproducible drawings shall be submitted for review to Sedlak within sufficient time after receipt of order to avoid any delay in the project schedule.

RedEnvelope
February 18, 2004

            As applicable, the material to be submitted for review shall include, but not be limited to:

            A.    Systems layouts and elevation drawings.

            B.    Work platforms and maintenance platforms.

            C.    Special equipment design drawings.

            D.    Building loadings and drawings.

            E.    Mechanical components drawings.

                  Items A, B, C and E are to be to an approved scale.

            F.    Air piping schematics and layout drawings.

            G.    Electrical controls and systems operation descriptions.

            H. Front face layouts of control cabinets and control consoles including system schematic mimic panels showing lights, color graphic display layouts, push buttons, et cetera.

            I.    Seismic drawings and supporting calculations.

      4. The submission of drawings for review by the supplier shall certify that the information contained on such drawings conforms to the contract documents. Review of submitted drawings by Sedlak or its representatives shall not relieve the supplier of liability for any variation between the drawings and the contract documents, unless the supplier has notified Sedlak in writing of such variation when submitting the drawings and Sedlak gives specific written approval thereof.

      5. The supplier shall make original engineering drawings that shall be submitted for review and may use Sedlak drawings as reference only.

      6. The supplier shall make contingencies to insure that there will be sufficient time in

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RedEnvelope
February 18, 2004

            the schedule to complete the review process, including revisions to original issues. This shall be done prior to the manufacturing and/or installation of equipment. This will be particularly enforced on special design and/or non-standard equipment. The supplier shall take full responsibility for changing, as required by the purchaser, any items which have been manufactured and/or installed without receiving prior approval.

      7. Reproducible field drawings showing all changes (electrical, mechanical, et cetera) shall be maintained on site. These drawings shall be updated weekly (as minimum) and be subject to review by the purchaser or their representative. These reproducible drawings shall remain on site until replaced by the updated "as built" drawings.

      8. Upon completion of the installation, the supplier shall furnish to the owner within three (3) weeks, one (1) set of prints and one (1) set of reproducible "as built" drawings. Drawing size shall not exceed "D" (24" x 36") size and shall be of "original" quality vellums, or better. All text shall be a minimum size of 3/32". Diskettes shall be submitted to the purchaser and contain duplicated versions of the reproducible "as built" drawings.

      9. The supplier shall provide drawings and calculations for the correct seismic zone in which the building site is located. These drawings shall include, but not be limited to, the forces at the connection points on the building structure (not on the conveyor support drops).

      10. The supplier shall submit plans, calculations and documents, and shall obtain all approvals relating to his equipment from the appropriate regulating authorities (local, state, et cetera) when such approval is required.

      11. The supplier shall provide two (2) copies of documents certifying that the system(s) provided are designed to perform according to these functional specifications. These

RedEnvelope
February 18, 2004

            documents shall contain all calculations certified by a professional engineer pertinent to the designs supplied. These documents shall be supplied within two weeks after the award of the contract and are for record purposes only and will be neither reviewed nor approved by the purchaser.

4.0   WORKING CONDITIONS AND WORKMANSHIP

      1. All equipment and work performed shall be free of defects and done in a professional manner, and must also conform to Americans with Disability Act (ADA), all current national, state and local safety codes and OSHA requirements. The purchaser will not be responsible for installation means, methods, techniques, sequences or procedures, or safety precautions and programs. When specifications exceed code requirements, the specifications shall govern. If the supplier furnishes any equipment or work not in conformance with such laws, ordinances, rules and regulations, all costs arising from the correction thereof shall be borne by the supplier.

      2. Work will be performed during day and/or night shift as to NOT INTERFERE WITH DAILY OPERATIONS. Activities that could interfere with daily operations shall be performed after hours. Work will be performed by skilled labor under the proper supervision of a qualified representative of the supplier. The supplier shall notify Sedlak at least ten (10) working days before any material is shipped to the site. The current hours of operation are - 7AM thru 12PM Monday thru Friday (with replenishment on third shift).

      3. The supplier shall coordinate their work schedule in the various areas of the building so that interference with the daily operations of installers and daily business operations of redENVELOPE is kept to a minimum. It is expected that the supplier's installer will work closely with other contractors and Sedlak during engineering and installation and furnish all information requested.

RedEnvelope
February 18, 2004

      4. The supplier shall be responsible for a daily cleanup to keep the working area and adjacent areas free and clear of all surplus and unnecessary materials and rubbish that accumulates during the course of the installation. The supplier shall make arrangements for trash removal resulting from the installation work.

      5. The supplier shall provide all machinery, supplies and other materials and labor required to install the equipment. The connection by a certified electrician of the electrical equipment to the building's permanent power system shall be the responsibility of the equipment installer. Electrical welders may be used to reduce fumes in the building. Only propane fuel is acceptable should permanent power not be available. If propane fuel is used, the tanks shall be handled and stored in accordance with OSHA and the purchaser's safety standards.

      6. The supplier shall abide by and enforce the purchaser's instructions regarding signs, advertisements, safety rules, personal conduct, fires and smoking at the job site.

      7. The supplier's installation crew shall be established on-site prior to the receipt of the first equipment shipment. The crew shall be headed by an experienced Field Operations Manager with an on-site office (telephone, et cetera) for the duration of the installation phase of the project.

      8. Unloading of equipment prior to and during the installation period shall be accomplished through area(s) designated by the purchaser. Trailer loads of material may not be unloaded inside the building. The purchaser will allocate areas for storing components/equipment prior to installation.

      9. The supplier shall protect the building and structure, and the work materials and supplies of others, from damage. Welding by the supplier shall be coordinated at times and by rules approved by Sedlak.

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      10.   The supplier shall provide concrete dust control devices and/or incorporate concrete dust control practices during the anchoring of equipment to concrete, cutting of concrete, removal of concrete or while concrete finishing and leveling.

      11. Prior to final acceptance, each piece of equipment shall be wiped down to eliminate excess construction/installation dirt, dust and debris. It is intended that the equipment will be immediately operational after completion of installation without delays for cleanup. On-site scheduling, subject to redENVELOPE approval, is required before cleanup can begin. It is intended that only one cleanup be performed; therefore, it may be necessary to employ a special cleanup crew to perform this work. Show costs for this separately. It is suggested that the supplier prepare each shipment so as to reduce the cleanup required caused by road grime, et cetera, accumulated while in transit.

      12. The purchaser may, at any time before completion of the project, order additions to, omissions from, or alterations in the project. All terms and conditions of the original contract shall become a part of each change order.

            Before any change is made or work done, the purchaser shall specify the same in detail and in writing. Promptly after receipt of such specifications, the supplier shall submit to the purchaser a detailed estimate showing the cost of the proposed change in the work, or the credit to be allowed and the extension of time, if any. The purchaser shall promptly notify the supplier whether the estimate is acceptable and, if so, authorize in writing the change to be made or work to be done. The purchaser reserves the right to reject any such proposal and to have the work done by others.

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February 18, 2004

5.0   INSURANCE AND BOND REQUIREMENTS

      1. The supplier shall furnish Certificates of Insurance to the consultant prior to start of on-site work. As evidence of the insurance being maintained, clauses shall be included obligating the insurer to give the purchaser ten (10) working days' written notice prior to the cancellation of, or any change in, the coverage or the insurance policy.

      2. The supplier shall require its sub-suppliers to provide Certificates of Insurance prior to the start of on-site work.

      3. The supplier and its sub-suppliers shall review the scope and magnitude of this project with their respective insurance carriers so that insurance coverage provided by the supplier shall hold harmless the purchaser and its representatives.

      4. Insurance coverage for the following suggested categories, but not limited to these categories, shall meet or exceed the statutory requirements of the State of Ohio.

            A.    Workers' Compensation

            B.    Employers' Liability Insurance

            C.    Comprehensive General Liability Insurance

            D.    Comprehensive Automobile Liability Insurance

            E.    Builder's Risk Insurance

            F.    Umbrella Insurance

      5.    Certificate holder to be:

               redENVELOPE
               San Francisco, CA

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February 18, 2004

      6.    Installation location to be:

               redENVELOPE
               4000 Creekside Parkway
               Lockbourne, OH 43137

      7. It is the responsibility of the supplier to provide, prior to the manufacture of system components, written concurrence of its agreement that the system resulting from this turn-key installation meets all applicable safety codes with regards to the equipment components used and the resulting system, as well as to the ergonomics of conveyor related work stations and their elevations. Where the supplier does not agree, a written description of those instances where safety codes and the ergonomics of work stations and their elevations are not satisfactorily met, shall be provided with suggestions for correcting those instances.

      8. Certificates of Insurance shall be provided to Sedlak and/or its on-site representatives prior to the start of on-site work.

6.0   SPARE PARTS, TRAINING AND MANUALS

      6.1   SPARE PARTS

            1. The offeror shall quote in the proposal the total cost for recommended spare parts required at the purchaser's facility to properly cover repair contingencies and normal preventative maintenance operations. Should the purchaser elect not to stock the spare parts or only a portion thereof, the value or value remaining (as stated in the proposal) shall be credited to the contract.

            2. An adequate supply of spare parts shall be provided and located on-site during installation to prevent delays due to failure of an item with a long lead-time (greater than 7 working days).

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            3.    The parts list shall be supplied to the purchaser
                  electronically along with hard copies.

      6.2   TRAINING

            1. The offeror shall quote in the proposal the location and duration of the training to be furnished. The proposal shall be specific in outlining the main elements of this training.

            2. The offeror shall furnish detailed information, including costs, for a computerized maintenance program, if such is available. This shall be offered as an option in the proposal.

            3. The supplier shall be responsible for training the purchaser's personnel for safety, operations and maintenance of the equipment furnished. Completion of training shall be required prior to final acceptance of system.

            4. redENVELOPE reserves the right to videotape all initial training for use in future training and as refresher training.

            5. These training programs shall place special emphasis on the safety features of the system including the operation of emergency stops, pull cord stops and restart procedures as well as general safety do's and don'ts with regard to safe conveyor operations. Safety training shall include the review of all safety signage installed as part of the contract.

            6. If Allen Bradley (or other manufacturers, if available) PLC's are used, the supplier shall include a troubleshooting video administrator's package and a minimum of six (6) lesson guides. This program shall be part of the training provided with the system and remain with the purchaser.

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      6.3   MANUALS

            1. The supplier shall furnish three (3) maintenance and operating manuals, including catalog information, covering all purchased and/or subcontracted items supplied under the contract. The supplier shall also include, as a part of the above manuals, a recommended spare parts list with pricing information. This list shall specifically note those parts which are critical or are long-lead-time parts. These manuals are to be submitted to the consultant for approval not later than thirty (30) days before the scheduled completion date of the equipment installation. Copies of the manuals shall be available to the purchaser's maintenance personnel during the formal maintenance training sessions to be held by the supplier's personnel.

7.0   DRAWINGS FURNISHED

      Drawings are furnished to bidder as part of the specifications. Please note the legend on the drawings, which describes actions required within color-coded equipment.

      These drawings are instruments of service and are the property of Sedlak and its engineering representatives. All information contained on these drawings is project specific and shall not be used otherwise. Sedlak makes no warranties, expressed or implied with respect to these drawings.

      Drawings in AutoCAD release 2000i format will be made available from the consultant after the award of the contract.

Drawing No.     File Name       Rev               Drawing Name
------------------------------------------------------------------------------
 CP1-EX         1808 CP1         -       Composite Equipment Layout - Existing

 CP1-11         1808 CP1         -       Composite Equipment Layout -

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February 18, 2004

8.0   ACCEPTANCE, WARRANTIES AND TESTING

      1. The offeror shall include as an alternate in the proposal, the annual cost of a maintenance contract for the system effective after the expiration of the one-year warranty.

      2. The system shall be a turn-key installation with complete responsibility for the installation and its operation by the supplier. Prior to final acceptance, the supplier shall test the system during the commissioning period in the presence of the purchaser, or a representative of the purchaser. Final acceptance shall occur upon:

            A.    Completion of the successful system acceptance test.

            B.    Completion of all commissioning and punch list items.

            C. Issuance of a completion certificate by Sedlak with respect to system testing.

            D. Receipt by purchaser of waivers of liens and such other evidence as may be required by the purchaser to evidence that the supplier has made payment of all amounts due for equipment, materials, payroll or other items purchased by supplier and delivered to the purchaser in connection with the project.

            E.    Receipt of "as built" drawings.

            F. Receipt by purchaser of both the approved maintenance and operating manuals.

            G.    Completion of all training requirements.

            H. The delivery of all project services to be provided by the supplier.

            Purchaser shall provide supplier with written indication of final acceptance. Following final acceptance, all retainage payments shall then become due and payable, upon submission of an appropriate invoice.

      3. In no event shall the operation or beneficial use by the purchaser prior to final acceptance of any equipment, whether for business, system acceptance testing or any

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            other purpose, or the payment of any progress payment relating thereto, constitute, or be deemed to constitute, acceptance thereof by the purchaser.

      4. Provided purchaser is not in default of the contract documents, supplier shall indemnify the purchaser from and against any and all liens on the property of materials supplied by supplier, its subcontractors, suppliers and tradesmen. Any lien filed in violation of this paragraph shall be removed by supplier within ten (10) days from receipt of notice from purchaser or if after said ten (10) days such lien has not been removed, purchaser shall have the option to have same removed and deduct the cost (including legal fees) from payments due under this contract.

      5. The supplier and the sub-suppliers, together with their material vendors shall provide mechanics' lien releases covering all work, materials and equipment performed or delivered to the job site during the entire construction period. Releases shall state the names of such persons or firms, together with the amount releases and signed by an officer of the firm. Applicable releases shall be submitted with each invoice. The retainer shall not be paid until release of lien is received.

      6. The supplier shall promptly and diligently pursue and complete any corrective action as may be necessary to cause the system or any component to perform in accordance with the specifications prior to final acceptance by purchaser.

      7. The purchaser's representative shall punch list each system only once. If, at the agreed upon time for punch listing, the purchaser's representative finds the system not ready for punch listing, the supplier shall be back-charged for any extra expense incurred.

      8. The punch list shall be discussed with the supplier. All corrections shall be positively performed within ten (10) working days. Failure to do so will allow the owner to exercise the option of back-charging the supplier for the estimated costs of the items

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February 18, 2004

            and services in question.

      9. Testing - All equipment, components and systems shall be demonstrated to Red Envelope and/or its representative. These items are to include, but are not limited to, the following:

            A.    Flow rates - short duration. (Peak Flow Rate)

            B.    Flow rates - long duration - minimum 60 minutes. (Average Flow
                  Rate)

            C.    E-stops.

            D.    Operating push buttons.

            E.    Full line conditions.

            F.    Accumulation (without jams).

            G.    All controls.

            H.    All safety and warning devices.

      10. The supplier shall submit for review a detailed test plan for approval a minimum of 30 working days prior to acceptance testing.

      11. The supplier shall warrant that the system shall be free of defects in material and workmanship and provide other customary warranties for a minimum of one year following final acceptance (completion of all above items). Supplier shall provide repair service (parts and labor) with respect to valid warranty claims at no cost or expense to Red Envelope during the warranty period.

      12. After hand-over and acceptance, the supplier shall provide a qualified control engineer experienced with the system for a minimum of four (4) shifts to assist the purchaser with operations.

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February 18, 2004

9.0   SCOPE OF WORK

      redENVELOPE is a source of fine collectibles and gifts through multi-channel operations including Direct, Catalog, Internet, Classics and Merchandising. redENVELOPE's current distribution operations are held in an approximately 194,400 square foot facility (187,800 SF distribution center and 6,600 SF offices) located in Columbus, Ohio. Due to continuing growth, redENVELOPE has decided to modify its equipment layout within its existing facility.

      The reengineering of the existing material handling equipment layout will include the relocation of rack, carton flow, and jewelry cage and modifications to existing conveyor system (refer to drawings for specific equipment). Fulfillment operations will continue throughout the de-install/reinstall process. Supplier will also be accountable for establishing temporary areas or lines to enable continuing operations. The supplier is responsible to determine what additional equipment, if necessary, will be required to establish these temporary areas or lines. The supplier is urged to have existing conveyors removed as part of this project and acquire used equipment as possible for additional requirements.

      The building clear height will be 28'+.

      The rack vendor will be responsible for the relocation of the designated existing pallet rack, the relocation of existing carton flow rack, and the relocation & installation of new shelving.

      The conveyor supplier will be responsible for the de-installation of conveyor as detailed in the drawings. Where possible, the conveyor supplier will re-use existing conveyor equipment, controls, etc. in the new layout. Supplier is responsible to perform an on-site inspection of conveyor equipment to verify suitability for re-use. The conveyor supplier will be responsible for installation of new conveyor, sorters, diverts, scanners, scales,

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      controls, conveyor cross overs, stiles, service walkways, safety requirements (emergency stop pull cords), etc. throughout the remainder of the system. The conveyor supplier will verify all existing field obstructions and certify that the necessary clearances exist, including but not limited to aisle clearances, for package conveyance. ALL DRIVES AND CONVEYOR FLOOR SUPPORTS WILL BE LOCATED SO AS TO NOT INTERFERE WITH LIFT TRUCK AISLES OR PERSONNEL ACCESS AISLES. Further, the supplier will verify that redENVELOPE has adequate air supply to support the system, and provide air supply if necessary.

      Sedlak will coordinate the sequence of installation events; however, vendors are responsible to coordinate support issues amongst each other. If the selected vendor expects to use other vendor's equipment for support, or expects other vendors to use the selected vendor's equipment for support, the vendors will be responsible to notify each other in the beginning of the design process.

      Equipment shall be designed, fabricated and installed according to the latest local, state and national codes, and OSHA standards and specifications for the seismic zone in which the facility is located.

      The scope of work for the successful conveyor supplier shall include the design, engineering, manufacture, delivery and turn-key installation of all conveyor components shown on the accompanying drawings and described within this specification. The successful supplier shall also be responsible for design and installation of all conveyor controls and electrical work deemed necessary to ensure desired operations. Further, any conveyor related work platforms, chutes, stairs, railings, highway guardrail, guard posts or related equipment proposed are to be included within this proposal.

      The offeror shall supply a complete listing of all equipment proposed. This listing shall include, but not be limited to, conveyor speeds, length, widths, roller types and sizes and spacing, belt types and sizes, control devices, elevations, et cetera. Note that all belt

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      conveyor inclines and declines shall not exceed 18 degrees.

      All conveyors within the facility have been identified on the drawings as being a member of a specific system and pricing is to be provided for each specific system. Proposals will not be accepted which simply provide a lump sum total for all systems.

      The following is a list of tasks to be performed by the MHE contractor for this project....

      - Remove forty (40) sections of 8'-3" C.T.C. Selective Pallet Rack with four levels of beams with wire decking on them. All will be re-erected in other areas of the building. Any left over beams, wire decks and other miscellaneous parts will be stored on pallets in the DC.

      - Remove seven (7) Pallet Flow Lanes (approx 10 ft. long) along with lift truck angle stops mounted along charge end. Seven (7) will be reinstalled and twelve (12) new lanes installed as part of the Pallet Pick Area extension (adjacent to engraving area). The lift truck angle stops will be required for the reinstalled and new lanes.

      - Remove 815 Lin.Ft. of powered HK brand conveyor and 635 Lin.Ft. of gravity conveyor by various manufacturers. A list of units to be reused in this facility are included in RFP equipment list

      - Reconfigure existing Picking area by 1) Adding 260 Lin.Ft. of powered conveyor with three (3) line scanners and three (3) bi-directional right angle transfers discharging totes to six (6) 67 Ft. long relocated gravity spurs. Each spur to have fixed end stops and full line controls and 2) relocating fifteen (15) existing Kingway carton flow racks with four picking levels each.

      -     Relocate existing Jewelry Cage by 1) Re-locating two hundred and ten
            (210) Lin.Ft. of existing 10 Ft. high chain link fence enclosure with one (1) sliding gate and two (2) conveyor openings with security doors; 2) Add one hundred and seventy five (175) Lin.Ft. of new 10 Ft. high chain link fencing with four (4) conveyor openings (2-new+2-relocated) and the sliding gate reinstalled; 3) Install used/new conveyors to convey totes and shipping cartons...1) inbound totes from picking system, 2) outbound totes to merge with the existing packing sorter and 3) outbound oversize packing line passing through the jewelry cage to allow direct conveyance completed jewelry cartons to the shipping system.

      - Reconfigure conveyors adjacent to the jewelry cage to provide a new line scanner and new kickoff to the jewelry cage (replacing existing retro reflective disc/photoeye arrangement) before continuing to the existing merge junction onto the packing sorter.

      - The existing jewelry cage contents...1) Relocate twelve (12) existing sections of carton shelving and add twelve (12) new sections of 48" W x 60" L x 7' H with 4 shelves plus a top; 2) Relocate six (6) existing packing tables and add six (6) new packing tables.

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      -     Jewelry cage conveyors are to be reconfigured using used/new conveyors as follows...

                  - Inbound - Once diverted from the feed conveyor from picking; the inbound conveyor will incline to an elevation which will allow the inbound & outbound conveyors to be stacked inside the jewelry cage and continue on to discharge onto a gravity accumulator with a fixed end stop and full line controls.

                  - Outbound - The outbound leg will consist off a live roller conveyor (below the inbound leg) to join into the existing merge junction to the packing sorter. A stop/start pull chord will be provided to control the outbound conveyors.

      - Box Insertion Spur - This spur would originate from the existing second packing sorter pop-up divert and would then transfer totes onto an accumulating gravity line with a fixed end stop and full line controls. Boxes would then be inserted and the tote be pushed onto the adjacent conveyor from packing sorter headed towards the gift/ final lines. As part of this option, sixteen (16) new pallet flow lanes with lift truck angle stops are to be installed adjacent to this conveyor spur.

      - Add two (2) mechanical 'traffic cops' to existing live roller conveyor merge junctions of the packing sorter. As an option the existing pop-up roller stops on these junctions may be repaired to their intended job (they currently do not project high enough to stop totes).

      - In the packing area, remove five (5) existing quality control gravity spur conveyors and equipment from existing packing sorter. From the quality control area, remove 435 Lin.Ft. of existing powered conveyor feeding the gift wrap and over wrap packing lines.

      - In the new layout the packing stations will no longer separate gift wrap from over wrap totes. All stations will completely pack all orders, eliminating the difference between the stations. From the packing sorter, totes will be diverted at the third existing pop-up on the packing sorter to feed both of the existing packing lines. A swing arm divert will be provided at the first packing line to divert totes on an as needed basis only to keep both lines full.

      - Incomplete Order Spur - The first divert spur on the existing packing sorter will be converted to a incomplete pick order spur prior to packing. RF pick verification in the pick area will signal the new packing scanner that the tote has not received all of the items required for that order. If incomplete, the sorter will divert the tote to accumulate on gravity conveyor. The spur will have a fixed end stop and full line controls. Totes will be dispersed manually from here to the pick conveyor system to acquire the missing item.

      - Outbound cartons (w/ all wrapping complete and shipping bar code label attached) will merge from four different sources (singles packing, oversize packing, existing pack line #1 and existing pack line #2) onto one central takeaway line to the shipping sorter. Existing conveyors in the pack areas do not change their original direction or function.

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      -     Install approximately 230 Lin.Ft. of used/new conveyor as a take away from oversize packing stations to the central packing takeaway line/shipping sorter. No merge controls are required for this line.

      - Add a line scanner and inline scale to the existing shipping sorter. The scanner will assign destinations to the six (6) existing sorter spurs while the scale will accumulate carton IDs & weight information for manifesting.

      - Add a 30 linear foot gravity runout to the existing shipping sorter. This runout is to have fixed end stop and full line controls which stop the sorter.

      - SHIPPING RECIRC & OUTBOUND ACCUMULATION OPTION - Provide pricing to purchase and install used/new conveyors to expand the existing shipping sorter by continuing from the end of the existing sorter (the existing sorter presently dead ends) up an incline and around a curve to accumulate above the existing over pack line and merge with a parallel accumulation conveyor from oversize packing, singles packing, and the middle pack line (the existing gift wrap line) before continuing down a decline before allowing the other pack line (the existing over pack line) to merge using a traffic cop to control flow.

10.0  DESCRIPTION OF OPERATION

      The following Description of Operation pertains to the proposed systems required for this proposal.

   - WCS Enhancements - As part of this project systems and software will be instituted to enable the controls systems of the conveyors to communicate with the host PKMS computer for order tracking and real time interfaces for manifesting

   - Order Processing - Orders/collates are printed in the offices and manually dispersed to the 1) Monogram/Engrave areas, 2) Two (2) order start points in the Pick areas, 3) the Jewelry Cage, or 4) in the Reserve Storage Area (for case plus quantities for single item orders, to be palletized and delivered to a singles pack station).

   - Order Starting - From the order start points, the collates are joined to the license plate bar code of a tote by means of scanning the collate bar code and the tote license plate (LPN) bar code using an RF scanner gun. The collate bar code will contain all destination information for that order and will be tracked through the system using the license plate bar code on the tote.

   - Line Scanners - The existing conveyor system sorters do not currently use any scanner tracking devices for what they are doing. Three (6) line scanners will be added to the existing and new equipment...(3) in the picking area, (1) at the jewelry divert, (1) at existing packing sorter and (1) at existing shipping sorter.

   - Monogram & Engraving Area - Orders are issued to the machine used to process that item. Items to be processed are selected from the carton flow rack using RF scanners to

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      verify picks. Once picked these items are prepped and placed onto cookie sheets adjacent to the Monogram/Engraving machine to do the work. When completed, the item will be placed in a tote; the collate & tote LPN are scanned and placed on the takeaway conveyor to the picking area. Single item orders may be manually transferred to the existing packing sorter prior to the scanner to shortcut the pick system.

   - Tote Tracking - Totes traveling the conveyor system will use the tote license plate number (LPN) to track and verify diverts to the various automated portions of the system.

   - Pick Area Conveyors - Totes from Monogram/Engrave area travel the conveyor system to the pick area where line scanners in each of the six (6) pick zones will bi-directionally right angle transfer any tote which requires an item from that zone. Once the pick has been completed and verified with an RF scanner by the picker, the tote is pushed back onto the center takeaway conveyor to proceed thru the pick area to packing.

   - Active Picking Order Start - If an order does not have any Monogrammed or Engraved items the order may be started in the first pick zone required or in one of two orders start areas of the pick module. The collate and tote LPN bar codes are scanned and the tote is placed on the pick conveyor system to be pulled at the proper pick zone(s).

   - Totes which have no further picks continue on the conveyor system to the jewelry divert.

   - Multi Item Orders With Jewelry - At the jewelry divert the tote is scanned and if a jewelry item is required to complete the order, the tote is diverted to accumulate in the jewelry cage. The picked jewelry item is RF verified to have been picked; any gift box packing is done and the tote is placed on the takeaway conveyor to rejoin totes on their way to packing area.

   - Jewelry Only Orders - If the order does not contain any other items (jewelry only), it may be started in the jewelry cage by scanning the collate and shipping label. The required item is then picked and RF verified, gift wrapped & placed into a shipping carton with a shipping label then placed on the takeaway conveyor to shipping sorter area.

   - Existing Packing Sorter - The existing packing sorter is currently being used to deliver totes to one of five quality control diverts on a round robin keep full basis. The new line scanner added to this sorter will enable the sorter sort to one of three destinations using the tote LPN to direct the tote to 1) Incomplete order line, 2) Inbound to box insertion spur, and 3) Inbound to gift/final packing stations.

   - Incomplete Order Spur - Existing packing sorter divert #1 will be used for this spur. When the tote LPN is read at the scanner, the collate will be compared to the divert & pick verifications and if all diverts or picks have not been completed, the tote will be diverted to this spur so that missing items may be added before packing. From the spur the totes will be manually transported to point where the missing item can be acquired.

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      Full line controls will required for this spur and deactivate the divert and cause the tote to be recirculated.

   - Box Insertion Spur - When the LPN is read at the scanner, the gift box insertion area will be listed as a destination. The tote will be diverted here to a gravity accumulation line with a fixed end stop and full line controls. Once the required gift box has been inserted into the tote, the tote is pushed to the adjacent takeaway conveyor feeding the Gift/Final packing stations.

   - Gift/Final Packing Spur - This spur will feed two (2) existing packing accumulation lines. A swing arm divert at the first pack line will activate to divert totes based on full line signals from the first pack line. Or the tote may continue past the divert to the second pack line using full line signals from the accumulator to signal need.

   - Gift/Final Packing - Packers will be responsible for all packing required for any order. Using the collate to verify all items have been picked, the packer will then gift wrap any items requiring gift wrapping to be place in a gift box which has been placed in the tote in picking and tie with a decorative bow. Then all of the items and the invoice will be placed in a shipping carton, which has been taped on the bottom only and placed on the takeaway conveyor to the shipping sorter.

   - Empty Totes - Empty totes will also be placed on the takeaway conveyor to the shipping sorter and be manually collected at a point along the conveyor prior to the sorter.

   - Oversize & Single Item Packing - Conveyable ship alone items too large for a tote will be picked from the reserve area using a walkie rider and moved to a oversize pack station where they will be gift wrapped if necessary and placed in a shipping carton with a shipping label. Note: some cartons may only have a shipping label applied to the manufacturer's carton. Also Completed cartons are placed on a takeaway conveyor to the shipping sorter. Non-conveyable items will be weighed at the oversize pack station and manually transported to a waiting trailer.

   - Shipping Sortation - The current shipping sorter is currently being used to deliver totes to one of six fill and seal diverts on a round robin keep full basis. The new line scanner added to this sorter will enable the sorter sort to one of six specific lines based on the carrier to be used (Airborne, FedEx, etc.) using the tote LPN bar code to direct the tote. Lane assignments may be changed to accommodate different carrier assignments throughout the day. Also added to the existing sorter feed conveyors at the scanner is an inline scale, which shall communicate with the host computer to assign a shipping weight to all cartons for manifesting. Each shipping divert will contain an air-pillow dunnage dispenser and a semi automatic taping machine. Taped cartons are then fluid loaded with gravity best-flex conveyors onto a waiting trailer or palletized for future shipment.

   - Sorter Runout - A gravity runout will be added to the discharge end of the existing

RedEnvelope
February 18, 2004

      shipping sorter to accumulate no-reads and mis-directs from the sorter. Cartons will be manually moved to intended ship line or reintroduced prior to ship scanner.

11.0  MATERIAL TO BE HANDLED AND FLOW RATES

      MATERIALS HANDLED

      The conveyor system will be used to transport totes and cartons of miscellaneous products in routings as shown on the drawings. Refer to drawings for detailed flow rates. Cartons and totes will vary in size and weight within the limits listed below and be readily conveyable. Those that are not conveyable will be classified as non-conveyable.

      A minimum of 6" vertical clearance over maximum carton height is required over all conveyors.

      Sizes of cartons, cases and totes to be transported over the conveyor system are as follows:

                                    CARTON SPECIFICATIONS
                                                           WEIGHT
                           LENGTH   WIDTH   HEIGHT     Min       Max
                           ------   -----   ------   --------   ------
Minimum                       8"      7"       4"     1/2 lbs    2 Lbs
Average (or most popular
size)                        10"      8"       4"     1/2 lbs    3 Lbs
Maximum                      29"     22"      22"      10 Lbs   60 Lbs
Tote                       24.5"     19"     9.5"       5 Lbs   65 Lbs

NOTES:      (1)   All dimensions relative to direction of flow on conveyor.

            (2) The size indicated may not be for an actual carton but be a composite of extremes for design of the system.

            (3) The above carton weights and sizes are for conveyor design and not to be used to determine what a person can handle.

RedEnvelope
February 18, 2004

            (4) Handling of totes will require that any accumulation units must be furnished with double sensors or electronic sensors on each zone.

RedEnvelope
February 18, 2004                                                       MHE - 28

                 [FLOW DIAGRAM OF SEDLAK MANAGEMENT CONSULTANTS]

                       [VARGO MATERIAL HANDLING INC LOGO]

                       [MATERIAL  HANDLING SYSTEMS LOGO]

                                                                       EXHIBIT 2

                                                  June 18, 2004

Mr. Dave Teeple
Sedlak Management Consultants
4020 Kinross Lakes Parkway
Richfield, OH 44286

                                                                RE: RED ENVELOPE

Dear Dave,

Thank you for the opportunity to submit a proposal to reconfigure the Red Envelope facility.

Per our conversation here are the following revised prices for the system. We will follow up with pricing breakdowns in the proper format tomorrow.

System cost excluding pallet rack....................        [ * ]

System cost including pallet rack....................        [ * ]
Base System..........................................        [ * ]
Pallet Rack..........................................        [ * ]

*Pallet Rack is a combination of new uprights and used 96" beams.

Again, thank you for the opportunity and we look forward to implementing our proposal. If you have any questions, please do not hesitate to call me at 614-876-1163.

Sincerely,              * Confidential treatment has been requested for portions
                        of this exhibit. The copy filed herewith omits the
                        information subject to the confidentiality request.
                        Omissions are designated as [*]. A complete version of
                        this exhibit has been filed separately with the
Carlos N. Ysasi         Securities and Exchange Commission.

Sedlak Management Consultants
Ref: redEnvelope
4020 Kinross Lakes Parkway
Richfield, Ohio 44286

Re: Proposal 4104-001

SECTION 1: COMPANY OVERVIEW:.................................      2

SECTION 2: PROPOSAL OVERVIEW:................................      4

SECTION 3: DESIGN PARAMETERS:................................      5

SECTION 4: SCOPE OF WORK:....................................      6

SECTION 5: PROJECT DURATIONS AND IMPLEMENTATION PLAN:........      8

SECTION 6: PRICING:..........................................      9

SECTION 7: TERMS AND CONDITIONS:.............................     10

SECTION 8: LITERATURE FROM SELECT VENDORS:...................     11

SECTION 1: COMPANY OVERVIEW:

                        MATERIAL HANDLING SYSTEM SERVICES

                         SALES and INTEGRATION SERVICES

Siemens Dematic, Rapistan Division conveyor components and systems Ermanco Conveyor components and systems
Omni Metal Craft conveyor components and systems
Versa Conveyor components and systems
Overhead chain and power & free systems
Retail Distribution
Engineering and layout service
Feasibility and budgetary studies
Electrified Monorails
Garment conveyors and storage
Order selection systems
Facilities engineering
Rack and shelving - warehouse design
Systems electronic repair and diagnostic services
Recycling/Balers/Shredders
Automated Storage and Retrieval
Automated Guided Vehicle System
Pneumatic Tube Systems
Safety Rails/Guards
Conveyor related equipment
Mezzanine and Platforms

                       INSTALLATION AND ERECTION SERVICES

Conveyors installations - package and overhead chain conveyor

Towlines
Racks and shelving                     Erection of modular offices
Monorails                              Bridge cranes and hoists
Conveyor and rack guarding             Storage mezzanines
Vertical Lifts                         Pallet Handling Systems

                         MAINTENANCE AND REPAIR SERVICES

Baler repair
Cart repairs and caster replacement
Conveyors - repair and preventative maintenance inspections
Cranes and hoists
Pallet Handling Systems
Rack damage repair
Vertical Lifts

                             SAMPLE CUSTOMER LISTING

American Airlines                               American Eagle Outfitters (2 Distribution Centers)
AMPSCO Corporation                              Baxter Health Care
Big Lots                                        Dial Corporation
Eagle Trading Co. (Mexico)                      Filene's Basement
Ft. Dodge Labs                                  G M Volvo
Gatx Logistics                                  General Electric
General Motors Corporation                      Glazers Distributors of Ohio
Grainger                                        Hesco
Honda of America                                JC Penney's
Kal Kan Foods Inc.                              Keebler
Limited Distribution                            Limited Express
Limited Stores                                  Lucent Technologies
Micro Center                                    Mid Atlantic Canners
National Logistics Services (Ontario)
Northwest Airlines                              Oasis/Ebco
Ogihara America Inc.                            Premier
Ross Laboratories                               Roxane Labs
Shonac Corporation                              Showa Aluminum
Siemens Dematic                                 Stanley Electric US
Techneglas                                      Thomson Consumer Electronics (RCA)
TS Tech                                         United Airlines
Value City Department Stores                    Value City Furniture
Wal-Mart                                        Warehouse Associates
Whirlpool Corporation                           Xerox Corporation
Yamaha Motors Inc.

SECTION 2: PROPOSAL OVERVIEW:

This Proposal covers the conveyor, storage equipment, controls / field wiring, commissioning and training.

The proposed equipment has been selected to provide a system for the following functional areas:

      1     Reserve

      2     Pallet flow

      3     Carton flow pick module(s)

      4     Jewelry

      5     Single Line Item Processing

      6     Over Pack Processing

      7     Gift - Box Insertion

      8     Packing

      9     Outbound Sorter

The equipment for this material handling reconfiguration is selected based on our previous experience with similar applications. The following factors were considered during the selection process:

            1 The equipment must meet and exceed the demands of the system rates and product handling data outlined in Section 3: Design Parameters

            2 The use of standard components will be employed where practical to aid in servicing or replacement of parts, should the need arise.

            3     Accessibility for maintenance and service

            4     Personnel safety

The Layout of the proposed equipment is illustrated on the 4104-Q-4

WARRANY:

Vargo will warrant that the system shall be free of defects in material and workmanship and provide other customary warranties for a minimum of one year following final acceptance (completion of all above items). Supplier shall provide repair service (parts and labor) with respect to valid warranty claims at no cost or expense to Red Envelope during the warranty period.

SECTION 3: DESIGN PARAMETERS:

MATERIAL TO BE HANDLED AND FLOW RATES:

The equipment will convey materials having the dimensions, weights, shapes, surfaces and other characteristics, as set forth in this section. The equipment will have the mechanical capability to convey materials at the rates specified in this section.

                                     CARTON SPECIFICATIONS
                           LENGTH                             WEIGHT
                                                           Min       Max
Minimum                       8"       7"         4"     1/2 lbs     2 Lbs
Average (or most popular
size)                        10"       8"         4"     1/2 lbs     3 Lbs
Maximum                      29"      22"        22"      10 Lbs    60 Lbs
Tote                       24.5"      19"       9.5"       5 Lbs    65 Lbs

Conveyor live load is calculated at 25 lbs. per ft.

The products must by conveyable, and components inside must not overhang the parameter. They must also have a flat bottom +/- 1/32".

Inclines and declines are limited to 18 degrees

Nose-overs and power feeders units are included

FLOW RATES:

(Attached)

SECTION 4: SCOPE OF WORK:

      The following is a list of tasks that Vargo has quoted:

      1 Remove forty (40) sections of 8'-3" C.T.C. Selective Pallet Rack with four levels of beams with wire decking on them. All will be re-erected in other areas of the building. Any left over beams, wire decks and other miscellaneous parts will be stored on pallets in the DC.

      2 Remove seven (7) Pallet Flow Lanes (approx 10 ft. long) along with lift truck angle stops mounted along charge end. Seven (7) will be reinstalled and twelve (12) new lanes installed as part of the Pallet Pick Area extension (adjacent to engraving area). The lift truck angle stops will be required for the reinstalled and new lanes.

      3 Remove 815 Lin.Ft. of powered HK brand conveyor and 635 Lin.Ft. of gravity conveyor by various manufacturers. A list of units to be reused in this facility are included in RFP equipment list

      4 Reconfigure existing Picking area by 1) Adding 260 Lin.Ft. of powered conveyor with three (3) line scanners and three (3) bi-directional right angle transfers discharging totes to six (6) 67 Ft. long relocated gravity spurs. Each spur to have fixed end stops and full line controls and 2) relocating fifteen (15) existing Kingway carton flow racks with four picking levels each.

      5     Relocate existing Jewelry Cage by 1) Re-locating two hundred and ten
            (210) Lin.Ft. of existing 10 Ft. high chain link fence enclosure with one (1) sliding gate and two (2) conveyor openings with security doors; 2) Add one hundred and seventy five (175) Lin.Ft. of new 10 Ft. high chain link fencing with four (4) conveyor openings (2-new+2-relocated) and the sliding gate reinstalled; 3) Install used/new conveyors to convey totes and shipping cartons...1) inbound totes from picking system, 2) outbound totes to merge with the existing packing sorter and 3) outbound oversize packing line passing through the jewelry cage to allow direct conveyance completed jewelry cartons to the shipping system.

      6 Reconfigure conveyors adjacent to the jewelry cage to provide a new line scanner and new kickoff to the jewelry cage (replacing existing retro reflective disc/photoeye arrangement) before continuing to the existing merge junction onto the packing sorter.

      7 The existing jewelry cage contents...1) Relocate twelve (12) existing sections of carton shelving and add twelve (12) new sections of 48" W x 60" L x 7' H with 4 shelves plus a top; 2) Relocate six (6) existing packing tables and add six (6) new packing tables.

      8 Jewelry cage conveyors are to be reconfigured using used/new conveyors as follows...


                  - Inbound - Once diverted from the feed conveyor from picking; the inbound conveyor will incline to an elevation which will allow the inbound & outbound conveyors to be stacked inside the jewelry cage and continue on to discharge onto a gravity accumulator with a fixed end stop and full line controls.

                  - Outbound - The outbound leg will consist off a live roller conveyor (below the inbound leg) to join into the existing merge junction to the packing sorter. A stop/start pull chord will be provided to control the outbound conveyors.

      9 Box Insertion Spur - This spur would originate from the existing second packing sorter pop-up divert and would then transfer totes onto an accumulating gravity line with a fixed end stop and full line controls. Boxes would then be inserted and the tote be pushed onto the adjacent conveyor from packing sorter headed towards the gift/ final lines. As part of this option, sixteen (16) new pallet flow lanes with lift truck angle stops are to be installed adjacent to this conveyor spur.

      10 Add two (2) mechanical 'traffic cops' to existing live roller conveyor merge junctions of the packing sorter. As an option the existing pop-up roller stops on these junctions may be repaired to their intended job (they currently do not project high enough to stop totes).

      11 In the packing area, remove five (5) existing quality control gravity spur conveyors and equipment from existing packing sorter. From the quality control area, remove 435 Lin.Ft. of existing powered conveyor feeding the gift wrap and over wrap packing lines.

      12 In the new layout the packing stations will no longer separate gift wrap from over wrap totes. All stations will completely pack all orders, eliminating the difference between the stations. From the packing sorter, totes will be diverted at the third existing pop-up on the packing sorter to feed both of the existing packing lines. A swing arm divert will be provided at the first packing line to divert totes on an as needed basis only to keep both lines full.

      13 Incomplete Order Spur - The first divert spur on the existing packing sorter will be converted to a incomplete pick order spur prior to packing. RF pick verification in the pick area will signal the new packing scanner that the tote has not received all of the items required for that order. If incomplete, the sorter will divert the tote to accumulate on gravity conveyor. The spur will have a fixed end stop and full line controls. Totes will be dispersed manually from here to the pick conveyor system to acquire the missing item.

      14 Outbound cartons (w/ all wrapping complete and shipping bar code label attached) will merge from four different sources (singles packing, oversize packing, existing pack line #1 and existing pack line #2) onto one central takeaway line to the shipping sorter. Existing conveyors in the pack areas do not change their original direction or function.

      15 Install approximately 230 Lin.Ft. of used/new conveyor as a take away from oversize packing stations to the central packing takeaway line/shipping sorter. No merge controls are required for this line.

      16 Add a line scanner and inline scale to the existing shipping sorter. The scanner will assign destinations to the six (6) existing sorter spurs while the scale will accumulate carton IDs & weight information for manifesting.

      17 Add a 30 linear foot gravity runout to the existing shipping sorter. This runout is to have fixed end stop and full line controls which stop the sorter.

The option requested to add a brake meter belt, scanner & right angle transfer to the existing conveyors in the pallet flow active pick area has been included here.

SECTION 5: PROJECT DURATIONS AND IMPLEMENTATION PLAN:

SCHEDULES:

Drawings for Approval........  2 Weeks
Manufacturing................  4 Weeks
Installation ................  11 Weeks
Completion Date .............  July 16, 2004


IMPLEMENTATION PLAN:

(Attached)

SECTION 6: PRICING:

(Attached)

SECTION 7: (AGREED UPON TERMS AND CONDITIONS):

      1. Standard terms are Net 30 days with Sedlak approval for invoiced work and materials for all portions of this contract.

      2. Vargo will be available to sign, unload and inspect all materials at the site. No redENVELOPE employee will be asked to be responsible for any shipment or package sent to the site.

      3. Vargo will be responsible for all freight collection arrangements as part of this fixed price quote. redENVELOPE will not be responsible for any freight payments or unloading.

      4. Vargo included the cost of any required building permits with their quotation.

      5. redENVELOPE will maintain existing operations throughout this project. Areas to be cleared for installation work must be approved by Sedalk at least one week in advance of the requirement and the date when the area will be reusable by redENVELOPE must be included.

      6. Vargo will be responsible for any shipment receiving and staging. Areas required for staging must also be approved by Sedalk at least one week in advance of the requirement and the date when the area will be reusable by redENVELOPE must be included

      7. Vargo will be responsible for all work area cleanup, trash removal and equipment wipe downs.

      8. redENVELOPE will maintain existing operations throughout this project. Areas to be cleared for installation work or staging must be approved by Sedalk at least one week in advance of the requirement and the date when the area will be reusable by redENVELOPE must be included. Unlimited access can not be guaranteed.

      9.    Delay charges must be discussed and agreed to by both parties.

      10. Vargo must include the cost of any required building permits with their quotation.

Added From Proposal 3

      11. (5) No verbal orders are accepted. Customer purchase order or signed quote is required to process your order.

      12. (11) Buyer is responsible for payment of all applicable taxes, if any.

      13. (21) Vargo Material Handling, Inc. is responsible for a final system wipedown prior to acceptance of each unit of work.

      14.   (22) Power to be supplied by customer for installation equipment.

      15. (23) One dock height door with dock plate to be provided by customer for unloading closed vans.

      16.   (24) Truck access to concrete pads for unloading.

      17.   (25) Ambient temperature for installation.

      18. (28) If outside staging of material is required in unpaved areas, Vargo Material Handling is not responsible for mud, dirt, snow, rain, ice and/or rust on materials.

      19. (30) Vargo Material Handling shall pay to repair any damage (chips and gouges to the concrete slab) but will not be responsible for normal scratches and abrasions that occur during rack or Vargo equipment installation.

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-31

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

      12.1  MECHANICAL SPECIFICATIONS

            1.    GRAVITY SKATEWHEEL CONVEYOR

Conveyor Width

    Overall                                                          30      "
                                                                 ------------
    Between Frames                                                   28      "
                                                                 ------------
    Rated Capacity of Frame Supported on 10'-0" Center               350     Lbs.
                                                                 ------------
    Deflection of Frame at Rated Capacity on 10'-0" Center          L/720    Lbs.
                                                                 ------------
Roller Diameter x Gauge                                          1 - 15/16"  Ga.
                                                                 ------------
Roller Capacity (Lbs./Each)                                          65      Lbs.
                                                                 ------------
Roller Spacing                                                    3" / 24WPF "
                                                                 ------------
Roller Setting                                                      High
                                                                 ------------
Support Spacing                                                      10      Ft.
                                                                 ------------
Support Adjustability                                                 6
                                                                 ------------
Rollers Galvanized                                               Zinc Coated
                                                                 ------------
Total Feet                                                           50
                                                                 ------------
    Pick Module (Light Green)                                                Ft.
                                                                 ------------
    Packing (Light Blue)                                                     Ft.
                                                                 ------------
    Gift-Wrap (Tan)                                                  50      Ft.
                                                                 ------------
    Shipping (Dark Green)                                                    Ft.
                                                                 ------------
    Shipping - Direct-to-Trailer Line (Dark Blue)                            Ft.
                                                                 ------------
    Tote Return (Magenta)                                                    Ft.
                                                                 ------------
    Trash (Red)                                                              Ft.
                                                                 ------------
    "Bulk By-Pass" Conveyor System (Gray)                                    Ft.
                                                                 ------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-32

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            2.    LIVE ROLLER CONVEYOR

Conveyor Width

    Overall                                                        24 & 30   "
                                                                 ------------
    Between Frames                                                 22 & 28   "
                                                                 ------------
    Rated Capacity of Frame Supported on 10'-0" Center               650     Lbs.
                                                                 ------------
    Deflection of Frame at Rated Capacity on 10'-0" Center          L/720    Lbs.
                                                                 ------------
Roller Diameter x Gauge                                            2 x 16    Ga.
                                                                 ------------
Roller Capacity (Lbs./Each)                                          250     Lbs.
                                                                 ------------
Roller Spacing                                                        3      "
                                                                 ------------
Roller Setting                                                      High
                                                                 ------------
Support Spacing                                                      10      Ft.
                                                                 ------------
Support Adjustability                                                 6
                                                                 ------------
Rollers Galvanized                                                   Yes
                                                                 ------------
Type Drive (Belt, Chain)                                          Lineshaft
                                                                 ------------
Belt Return Roller Spacing                                            -      Ft.
                                                                 ------------
Belting Type                                                       O-Ring
                                                                 ------------
Total Feet                                                           306
                                                                 ------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-33

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            3.    ACCUMULATION CONVEYOR

Conveyor Width

    Overall                                                          24      "
                                                                 ------------
    Between Frames                                                   22      "
                                                                 ------------
    Frame Depth                                                     4-1/2
                                                                 ------------
    Rated Capacity of Frame Supported on 10'-0" Center               650     Lbs.
                                                                 ------------
    Deflection of Frame at Rated Capacity on 10'-0" Center          L/720    Lbs.
                                                                 ------------
Roller Diameter x Gauge                                             2 x 16   Ga.
                                                                 ------------
Roller Capacity (Lbs./Each)                                          250     Lbs.
                                                                 ------------
Roller Spacing                                                        3      "
                                                                 ------------
Roller Setting                                                      High
                                                                 ------------
Support Spacing                                                      10      Ft.
                                                                 ------------
Support Adjustability                                                 6
                                                                 ------------
Rollers Galvanized                                                   Yes
                                                                 ------------
Type Accumulation                                                Mechanical
                                                                 ------------
                                                                 ------------
                                                                 ------------
Type of Release                                                  Singulation
                                                                 ------------
Typical Zone Length (Inches)                                         36      "
                                                                 ------------
Number of P.E. Sensors Per Accumulation Zone                          0
                                                                 ------------
Total Feet                                                           262
                                                                 ------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-34

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            4.    BELT CONVEYOR FOR PACKAGE HANDLING

Conveyor Width

    Overall                                                         24 & 30  "
                                                                 ------------
    Between Frames                                                  22 & 28  "
                                                                 ------------
    Frame Depth                                                     4-1/2"
                                                                 ------------
    Rated Capacity of Frame Supported on 10'-0" Center               650     Lbs.
                                                                 ------------
    Deflection of Frame at Rated Capacity on 10'-0" Center                   Lbs.
                                                                 ------------
 Bed Type (Slider, Roller, Etc.)                                   Roller
                                                                 ------------
 Belt Width                                                        18 & 24
                                                                 ------------
 Belt Type                                                         PVK-90
                                                                 ------------
    Incline/Decline                                               Rough Top
                                                                 ------------
    Level                                                           Smooth
                                                                 ------------
    Brake/Index                                                   Rough Top
                                                                 ------------
Belt Return Roller Spacing                                            5'     Ft.
                                                                 ------------
Side Guard Height                                                    12"
                                                                 ------------
Support Spacing                                                      10      Ft.
                                                                 ------------
Support Adjustability                                                 6
                                                                 ------------
Rollers Galvanized                                                   Yes
                                                                 ------------
Total Feet                                                           166
                                                                 ------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-35

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            5.    ROLLER CURVES

Conveyor Width

    Overall                                                        24 & 30   "
                                                                 ------------
    Between Frames                                                 22 & 28   "
                                                                 ------------
Tapered Rollers                                                      Yes
                                                                 ------------
Roller Size x Gauge                                                2 x 16
                                                                 ------------
Roller Spacing                                                        3
                                                                 ------------
Roller Capacity                                                      250
                                                                 ------------
Type of Drive (e.g., V-Belt)                                      Lineshaft
                                                                 ------------
Support Adjustability                                                 6
                                                                 ------------
Rollers Galvanized                                                   Yes
                                                                 ------------
Quantity Provided                                                    11
                                                                 ------------

            6.    SORTATION EQUIPMENT

                   Describe type of sortation equipment provided (diverts, scanners, in-motion weigh scales, in-motion cube, etc.). State applicable information such as conveyor lengths, througput volume, speeds (fpm), product size limits, scanner type, quantity, etc. to be employed. List by system.

Urethane Belt Transfers                                       2'-8" OAL x 24" OAW
                                                              -------------------
                                                               4-Strand, 60 FPM
                                                              -------------------
                                                                   Qty (11)
                                                              -------------------

Metler Toledo Inline Scale                                    5'-0" OAL x 30" OAW
                                                              -------------------
                                                              -------------------
                                                              -------------------

----------------------------------------------------          -------------------
                                                              -------------------
                                                              -------------------

                                                              -------------------
                                                              -------------------

----------------------------------------------------          -------------------

                                                              -------------------
                                                              -------------------
                                                              -------------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-36

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            7.    OTHER REQUIREMENTS

    Motor Drives - Total:

       Type                                                             Reliance TEFC
                                                                    ----------------------
       Quantity                                                              19
                                                                    ----------------------
    Type Guardrail:

       Package Conveyors

       Roller                                                             2" Angle
                                                                    ----------------------
                                                                      Adjustable Channel
                                                                    ----------------------
                                                                    ----------------------
       Belt (Product)                                                 Adjustable Channel
                                                                    ----------------------
    Type of Floor Supports                                            H-Stand Adjustable
                                                                    ----------------------
    Type of Ceiling Supports                                                  -
                                                                    ----------------------
    Type of Automatic Take-Up                                                 -
                                                                    ----------------------
    Type of Gravity Roller Gates                                    4' Lineshaft, Qty. (2)
                                                                    ----------------------
                                                                    ----------------------
    Quantity
                                                                    ----------------------
    Lock-In Roller Safety Feature for Overhead Conveyors                Enclosed Frame
                                                                    ----------------------
    Type Bearings:

       Life (Hours)                                                                    Hrs.
                                                                 ----------------------
       Quantity of Precision Bearings                                     -
                                                                 ----------------------
       Make/Model Number                                                  -
                                                                 ----------------------
       Describe                                                           -
                                                                 ----------------------
Explain Method of Maintaining Carton Columnization on
Accumulation Conveyor                                               Skewed Rollers
                                                                 ----------------------
Belts
                                                                 ----------------------
  Describe                                                          Urethane O-ring
                                                                 ----------------------
                                                                 ----------------------
                                                                 ----------------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-37

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            8.    COMPRESSED AIR REQUIREMENTS

Supplier to list compressed air requirements (CFM) and
description for all systems, including number of compressors, capacity, type, make, model number and size of each as
required.                                                           3 CFM
                                                                 ------------
                                                                 ------------
                                                                 ------------

            9.    EXTENDIBLE CONVEYORS

Receiving/Shipping Systems

    Make
                                                                 ------------
    Model Number
                                                                 ------------
    Extended Length
                                                                 ------------
    Collapsed Length
                                                                 ------------
    Height Top of Belt
                                                                 ------------
    Belt Width
                                                                 ------------
    Quantity:

    -  RC Receiving
                                                                 ------------
    -  SH Shipping
                                                                 ------------

            10.   SAFETY GUARDING

Conveyor:

    Type (Describe)
                                                                 ------------
                                                                 ------------

    Quantity (Sq. Ft.)                                                       Sq. Ft.
                                                                 ------------

            11.   NOISE LEVEL

                  Specification is 80 db. If noise level is exceeded, provide the following:

Means to Reduce Noise (Describe)
                                                                 ------------
                                                                 ------------
                                                                 ------------
New Noise Level                                                      60db
                                                                 ------------
                                                                 ------------

                                                                          SEFLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-38

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            12.   ELECTRICAL SPECIFICATIONS

List of systems control cabinets by system, including
location, size (length, height, depth) and amperage                72x72x12

Rating of disconnect(s)                                              100 a
                                                                 -------------
Total horsepower and amperage required @ (230,460 or 575)
volts, 60 hertz, 3 phase by system (specify panel location)          30 hp
                                                                 -------------
                                                                    75 FLA
                                                                 -------------
Number of Push Button Consoles                                         0
                                                                 -------------
Number of Start/Stop Push Buttons                                      3
                                                                 -------------
Number of Emergency Stops                                              1
                                                                 -------------
Number of Photoelectric Units                                         35
                                                                 -------------
Number of Operating Pull Cords                                        16
                                                                 -------------
Number of Starting Horns                                               2
                                                                 -------------
Number of Warning Lights and Strobes with Associated
Alarm/Horn                                                             0
                                                                 -------------
Special Control Stations (List)                                        0
                                                                 -------------
Number of Graphic Display Panels, Monitors and Locations               0
                                                                 -------------
                                                                 -------------
Type of:

    Electric Eyes                                                Chammer E65
                                                                 -------------
    Starters                                                      AB 100/140
                                                                 -------------
    Motors
                                                                 -------------
    Plug-In Relays                                                  Kuhnke
                                                                 -------------
Type of Conduit                                                       EMT
                                                                 -------------
Make, Model and Quantity of Programmable Controllers             Siemens Qty 1
                                                                 -------------
                                                                 CPU - TBD
Program Logic Controller:

    Make and Model of PLC                                        Siemens S7
                                                                 -------------
    Memory Supplied                                              TBD          RAM
                                                                 -------------
    Memory Available After Programming                           TBD          RAM
                                                                 -------------
    Make and Model of Industrial Terminal Being Supplied         None
                                                                 -------------
    Make and Model of Printer Being Supplied                     None
                                                                 -------------
    Battery Shall Maintain Program (Days)                        TBD          Days
                                                                 -------------
    Battery Life Minimum (Months)                                TBD          Months
                                                                 -------------

                                                                          SEDLAK

REDENVELOPE
FEBRUARY 18, 2004                                                         MHE-39

12.0  EQUIPMENT SPECIFICATIONS SUMMARY FORMS (NEW EQUIPMENT)

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of you proposal and your proposal will not be accepted without them.

            13.   EXCEPTIONS

                  Offeror shall include a list of specific exceptions (if any) take to the base specifications. Descriptions of exceptions will be helpful.

                                                                 1.
                                                                 -------------
                                                                 2.
                                                                 -------------
                                                                 3.
                                                                 -------------

                                                                          SEDLAK

13.0  PRICING FORMS:

      These forms must be filled in and returned with your equipment proposal. These forms are a necessary part of your proposal and your proposal will not be accepted without them.

                                              CONVEYOR      FENCING RELOCATION &         RACK & SHELVING
                                           MODIFICATIONS        INSTALLATION         RELOCATION & INSTALLATION       TOTAL
                                           -------------    --------------------     -------------------------    ------------
13.1 TOTAL COST

     System Engineering                        [ * ]               [ * ]                      [ * ]               $          -
                                                                                                                  ------------
     Equipment                                 [ * ]               [ * ]                      [ * ]                  [ * ]

     Freight (Prepaid - Jobsite)               [ * ]               [ * ]                      [ * ]                  [ * ]

     Unloading                                 [ * ]               [ * ]                      [ * ]               $          -
                                                                                                                  ------------
     Mechanical Installation                   [ * ]               [ * ]                      [ * ]                  [ * ]

     Electrical Installation                   [ * ]        $                  -     $                       -       [ * ]
                                                            --------------------     -------------------------
     Final Clean-Up                            [ * ]               [ * ]                      [ * ]               $          -
                                                                                                                  ------------
          TOTAL INSTALLED COST                 [ * ]               [ * ]                      [ * ]                  [ * ]

13.2 RECOMMENDED SPARE PARTS COST                                                                                 $          -
                                           =============    ====================     =========================    ============

13.3 LABOR RATE SCHEDULE FOR ADDED WORK     STRAIGHT HR.        STRAIGHT HR.               STRAIGHT HR.           STRAIGHT HR.
                                           -------------    --------------------     -------------------------    ------------
     - Mechanical Supervisor                   [ * ]               [ * ]                      [ * ]               $          -
                                                                                                                  ------------
     - Millwright                              [ * ]               [ * ]                      [ * ]               $          -
                                                                                                                  ------------
     - Electrical Supervisor                   [ * ]        $                  -     $                       -    $          -
                                                            --------------------     -------------------------    ------------
     - Electrical                              [ * ]        $                  -     $                       -    $          -
                                                            --------------------     -------------------------    ------------
     - Laborer                                 [ * ]               [ * ]                      [ * ]               $          -
                                           =============    ====================     =========================    ============
13.4 TOTAL TAXES

     - State (Combined)                           0.0675                                                             [ * ]

     - Local                                                                                                      $          -

13.5 PERMITS
     Permits                                                                                                         [ * ]
     Other - Weekend Tie-in                                                                                          [ * ]

           TOTAL                                                                                                     [ * ]

13.6 PERFORMANCE BOND                                                                                                [ * ]


13.7 PROPOSAL GRAND TOTAL                                                                                            [ * ]

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.8  ALTERNATE PRICING

      List by system and describe any alternate pricing to base proposal. Include whether it is an addition (Add) or deletion (Deduct) to base proposal.

    Number 1 - Computerized maintenance
               program. Includes 1 license and eng.
               RSView Diagnostics System                                          (+)          [ * ]

    Number 2 - Annual cost of maintenance contract                                (+)          [ * ]

    Number 3 - Shipping sorter recirculation and
               accumulation conveyors                                             (+)          [ * ]

    Number 4 - Cost to move shipping sorter & fill
               and seal approximately 20 feet south
               of present location                                                (+)          [ * ]

    Number 5 - Cost to move one existing pack line
               approximately 10 feet from current
               position                                                           (+)          [ * ]

    Number 6   Cost to provide and install 294
               sections of new selective pallet rack                              (+)          [ * ]

    Number 7   Cost to provide and install 294
               sections of used and new selective
               rack with 96 clear load beams.                                     (+)          [ * ]

    Number 8   Shipping Accumulation          Reference Sedlak
               ShippingOption.                drawing
                                              (1808cp1revAwalt)                   (+)          [ * ]

    Number 9   Weekend Tie-In (+) 6,000       Reference Sedlak
                                              drawing
                                              (1808cp1revAwalt)                   (+)          [ * ]

    Number 10  Base Bid Clear Aisle and       Reference Sedlak
               Jewelry Cage relocation        drawing
                                              (CP1REVB-31704.dwg)                 (+)          [ * ]

    Number 11  Additional line scanner per                                        (+)          [ * ]

    Number 12  Additional Software License(s)                                     (+)          [ * ]

    Number 13  Deduct for PC per License                                          (-)          [ * ]

SUMMARY
  Base Bid                                                                                     [ * ]
  Base Bid Clear Aisle                                                                         [ * ]
  Base Bid Clear Aisle (Accumulation)                                                          [ * ]
  Base Bid Clear Aisle (Accumulation) + Recirculation                                          [ * ]
  Base Bid Clear Aisle (Accumulation) + Recirculation + Options 1, 11 & 13                     [ * ]
  NOTE: SUMMARY PRICING INCLUDES PERMITS AND WEEKEND TIE-INS.

    TOTAL ALTERNATE PRICING                                                                   $     -

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.9  SCHEDULES

      Supplier shall list the following preliminary schedule for the overall system; reference Section 2.0 - Schedules of this specification.

        -  Engineering Layout Drawings for Approval                                                  2 Weeks

        -  Manufacturing                                                                             5 Weeks

        -  Installation                                                                             11 Weeks

        -  Total Time Required After Receipt of Order                                               15 Weeks

        -  Completion Date                                                                             -

13.10 TOTAL WEIGHT OF NEW COMPONENTS

13.11 TRAINING INCLUDED

        -  Operations                                                                               Included

        -  Main Elements (List)                                                                     Included

        -  Safety                                                                                   Included

        -  Main Elements (List)                                                                     Included

        -  Location (where training occurs)                                                         Included

      Maintenance:

        - Mechanical                                                                                Included

        - Electrical                                                                                Included

      Total

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.12 GENERAL PURCHASING TERMS

      PAYMENT MILESTONES                                                                          % of Contract

      - All Drawings Approved                                                                          10%

      - Equipment Delivery (Monthly)                                                                   20%

      - Installation Labor (Monthly)                                                                   70%

      - Systems Acceptable

      - 30 Days Less 10% Retainer (Yes/No)                                                             Yes

      PAYMENT TERMS
      (Describe Briefly)                        See Attached Terms and Condition

      WARRANTY
      (Describe Briefly)                        OEM's Factory warranty and Re-Used "As-Is"
                                                and Used supplied by Vargo, 1 year.

      COMPLIANCE TO SAFETY CODES,
      INCLUDING OSHA (Yes/No)                                                                          Yes

      INSURANCE LIMITS

      - Workers' Compensation                                                                     OH - Unlimited

      - Employers' Liability                                                                      $ 2,000,000.00

      - Comprehensive General Liability
        - Bodily Injury                                                                           $ 2,000,000.00
        - Property Damage                                                                         $ 1,000,000.00
      - Comprehensive Automobile Liability
        - Bodily Injury                                                                           $ 1,000,000.00
        - Property Damage                                                                         $ 1,000,000.00

      - Builder's Risk Insurance                                                                  $ 1,000,000.00

      - Umbrella Insurance                                                                        $ 5,000,000.00

13.13 AUTHENTICATION

      Price Quotation Expiration Date:

          Submitted by: Carlos N .Ysasi
          Address: 3709 Parkway Lane
                   Hilliard, OH. 43026
          Name:  Carlos N. Ysasi
          Title: Senior Project Engineer
          Phone: (614) 876-1163
          Fax:   (614) 876-0706
          Date:  22-Mar-04

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.